Exhibit 16.1

                June 22, 2017

                U.S. Securities and Exchange Commission

               100 F. Street

               Washington, DC 20549-7561

               Re: Digital Brands Media & Marketing Group, Inc.

              Commission File No 333-85072

              We have read the statements that we understand Digital Brand Media & Marketing Group, Inc. will include under Item 4.01 to the Form 8-K report dated June 22, 2017 and agree                with such statements so far as they apply to our firm.

              We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

             Sincerely,

         D’Arelli Pruzansky, P.A.

              D’Arelli Pruzansky, P.A.